SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 22, 2005

AARON RENTS, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia		30305-2377
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (404) 231-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Incentive Bonuses

In 2004, the Board of Directors of Aaron Rents, Inc. (the “Company”) approved incentive bonus plans for the following executive officers of the Company for its 2004 fiscal year: R. Charles Loudermilk, Sr., Chairman and Chief Executive Officer; Robert C. Loudermilk, Jr., President and Chief Operating Officer; Gilbert L. Danielson, Executive Vice President and Chief Financial Officer; and W. Kenneth Butler, President, Aaron’s Sales & Lease Ownership Division.  In addition, Messrs. Loudermilk, Sr. and Butler established a bonus plan for Mr. K. Todd Evans, Vice President, Franchising, Aaron’s Sales & Lease Ownership Division, during 2004.

The bonus plans provided for the payment to these executive officers of cash incentives equal to specified percentages of the pre-tax earnings of the Company for its 2004 fiscal year, provided that 2004 pre-tax earnings exceeded those of 2003, except in the cases of Mr. Butler, whose bonus depended on the cash basis pre-tax earnings of the Aaron’s Sales & Lease Ownership Division, and of Mr. Evans, whose bonus depended on achievement of quarterly pre-tax profit objectives for the Aaron’s Sales & Lease Ownership Division’s franchise operations and on new franchise store opening goals.

In accordance with these previously established incentive plans, at a meeting on February 22, 2005, the Board of Directors of the Company approved the payment of the following incentive bonuses to the following executive officers, as it had been determined that the objectives had been met: Mr. Loudermilk, Sr.—$853,435; Messrs. Loudermilk, Jr. and Danielson—$84,590 each; Mr. Butler—$149,825; and Mr. Evans—$133,500.  In addition, Mr. Butler was awarded a discretionary $50,000 bonus in December 2004.

At the meeting, the Board also approved incentive bonus plans for the Company’s 2005 fiscal year for each of these executive officers, except for Mr. Evans, whose plan was approved by Messrs. Loudermilk, Sr. and Butler.  All the 2005 plans are designed and operate similarly to the 2004 plans.

Salaries

At its February 22, 2005 meeting, the Board also approved salary raises of $25,000 for each of Messrs. Loudermilk, Jr., Danielson and Butler, and approximately $12,000 for Mr. Evans, bringing their annual salaries to the following amounts: Messrs. Loudermilk, Jr. and Danielson—$350,000 each; Mr. Butler—$425,000; and Mr. Evans—$180,000.

Stock Option and Incentive Award Plan Agreements

Attached hereto as Exhibits 10(bb), 10(cc) and 10(dd), respectively, are the Company’s current forms of stock option agreements for employees and for non-employee directors, and restricted stock agreements for employees, under the Company’s 2001 Stock Option and Incentive Award Plan.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Businesses Acquired:

None.

(b)           Pro Forma Financial Information:

                None.

(c)           Exhibits:

Exhibit No.	Description

10(bb)	Form of Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan Award Agreement (Options) for Employees

10(cc)	Form of Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan Award Agreement (Options) for Non-Employee Directors

10(dd)	Form of Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan Restricted Stock Award Agreement for Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON RENTS, INC.

	By:	/s/ Gilbert L. Danielson
Date: February 28, 2005		Gilbert L. Danielson Executive Vice President, Chief Financial Officer